UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2007

NEXCEN BRANDS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-27707	20-2783217
(Commission File Number)	(IRS Employer Identification No.)

1330 Avenue of the Americas, 34th Floor, New York, NY	10019-5400
(Address of Principal Executive Offices)	(Zip Code)

(212) 277-1100
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to the Current Report on Form 8-K (this “Form 8-K/A”) of NexCen Brands, Inc. (the “Company”), which was originally filed with the Securities and Exchange Commission on February 21, 2007, is being filed solely to include the financial statements and pro forma financial information required by Item 9.01 which was excluded from the original Form 8-K pursuant to Items 9.01(a)(4) and 9.01(b)(2). Except as described in this Explanatory Note, no other information in the original Form 8-K is modified or amended hereby. Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the original Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

The audited consolidated financial statements of Bill Blass Holding Co., Inc. (“Holding”) and subsidiaries for the years ended December 31, 2006 and 2005, together with accompanying consolidating information are filed as Exhibit 99.1 to this Form 8-K/A.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements, which are based on the audited historical consolidated financial statements of the Company, unaudited financial information of Athlete’s Foot Brands, LLC (“TAF”, a business acquired on November 7, 2006), and the audited historical consolidated financial statements of Holding after giving effect to: (a) the sale by Holding of Bill Blass, Ltd., a wholly owned subsidiary, which manufactures and sells women’s couture apparel under the Bill Blass label, to a Stockholder immediately prior to the closing, and (b) the pro forma adjustments relating to the Company’s acquisition of Holding, are filed as Exhibit 99.2 to this Form 8-K/A.

(d) Exhibits

23.1    Consent of UHY LLP, Certified Public Accountants, dated April 30, 2007.

99.1    Audited Consolidated Financial Statements of Holding for the years ended December 31, 2006 and 2005.

99.2    Unaudited Pro Forma Condensed Consolidated Financial Statements.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 3, 2007

NEXCEN BRANDS, INC.

/s/ David Meister
By: David Meister Its: Senior Vice President and Chief Financial Officer